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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Caliper Technologies Corp. pertaining to the 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan and the 1999 Non-Employee Directors' Stock Option Plan, of our report dated January 25, 2000, with respect to the financial statements of Caliper Technologies Corp., included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
June 26, 2000